Exhibit 32

SECTION 1350 CERTIFICATION

This Report on Form 10-Q for the quarter ended March 31, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Ameriana Bancorp.

By:	/s/ Harry J. Bailey
Name: Harry J. Bailey
Title: President and Chief Executive Officer

Date:	May 13, 2005

By:	/s/ Bradley L. Smith
Name: Bradley L. Smith
Title: Senior Vice President – Treasurer and
Chief Financial Officer

Date:	May 13, 2005